Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D, dated February 12, 2019 (including amendments thereto) with respect to the common shares of Venture Lending & Leasing IX, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated:  February 12, 2019

WESTECH INVESTMENT ADVISORS, LLC		VENTURE LENDING & LEASING IX GP, LLC

By:	/s/ Ronald W. Swenson	/s/ Jay Cohan
	Ronald W. Swenson Director	By: Westech Investment Advisors, LLC, it its capacity as the Managing Member of Venture Lending & Leasing IX GP, LLC By: Jay Cohan Title: Vice President

By	/s/ Salvador O. Gutierrez	By:	/s/ Ronald W. Swenson
	Salvador O. Gutierrez		Ronald W. Swenson, Director of Westech
	Director	Investment Advisors, LLC

By:	/s/ Salvador O. Gutierrez
Salvador O. Gutierrez, Director of Westech
Investment Advisors, LLC

VENTURE LENDING & LEASING IX, LLC

By:	/s/ Jay Cohan
Westech Investment Advisors, LLC,
Its Managing Member
Jay L. Cohan
Vice President

/s/ Ronald W. Swenson
RONALD W. SWENSON
	By:	/s/ Ronald W. Swenson
Ronald W. Swenson, Director of Westech
Investment Advisors, LLC

/s/ Salvador O. Gutierrez
SALVADOR O. GUTIERREZ

	By:	/s/ Salvador O. Gutierrez
Salvador O. Gutierrez, Director of Westech
Investment Advisors, LLC